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                                                                   Exhibit 10.14

                             AMENDMENT NO. 1 TO THE
                                 GADZOOKS, INC.
               1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                               FOR KEY EMPLOYEES

         WHEREAS, pursuant to Section 9(a) of the 1994 Incentive and Nonstatutory Stock Option Plan for Key Employees (the "Plan"), any option granted under the Plan is exercisable at such times and under such conditions as determined by the Board of Directors (the "Board") of Gadzooks, Inc. (the "Company");

         WHEREAS, pursuant to Section 13(a) of the Plan, the Board may amend the Plan from time to time; and

         WHEREAS, the Board has approved the following amendment to the Plan.

         NOW THEREFORE, the Plan is hereby amended as follows:

         (1) The first paragraph of Section 9(a) of the Plan is hereby amended to read in its entirety as follows:

                          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Notwithstanding the foregoing, in the event of (i) a proposed sale of substantially all of the
                 Common Stock of the Company, (ii) a proposed sale of substantially all of the assets of the Company, (iii) a proposed merger in which the Company is not to be the surviving corporation (other than with a subsidiary of the Company) or (iv) any other proposed extraordinary corporate transaction which, in the judgment of the Board, might deprive the Optionee of the full value of the Options granted hereunder, the Company shall forward written notification of such transaction to the Optionee, and the Optionee shall have thirty (30) days in which to exercise all or any portion of the Optionee's Options granted hereunder, including any
                 portion of the Optionee's Options which have not yet vested as of such date (to the extent such Options have not been previously exercised), pursuant to the procedure set forth below. Upon the conclusion of such thirty-day period, unless otherwise determined by the Board, all rights of the Optionee hereunder shall terminate. Any exercise of Options by the Optionee shall be effective immediately prior to the occurrence of the transaction giving rise to the right to exercise the Options and, to the extent such transaction does not occur, the exercise shall be deemed rescinded and the Optionee shall again only be entitled to exercise its Options according to the vesting schedules set forth in the Optionee's Option Agreements issued pursuant to Section 16 hereof.
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         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 1 as of the 12th day of September, 1996.



                                       GADZOOKS, INC.


                                       By:  /s/ Monty R. Standifer
                                            -----------------------------------
                                       Name:  Monty R. Standifer
                                       Title: Senior Vice President and CFO